Exhibit 10.6
LICENSE AND SUPPLY AGREEMENT
THIS AGREEMENT is made and entered into as of this 12th day of October, 2006 by and between:
Meiji Seika Kaisha, Ltd., a company organized and existing under the laws of Japan and having its principal place of business at 4-16, Kyobashi 2-chome, Chuo-ku, Tokyo 104-8002 Japan (hereinafter referred to as “Licensor”), and
Cornerstone BioPharma Inc., a company organized and existing under the law of Nevada and having its principal place of business at 2000 Regency Parkway, Suite 255 Cary, North Carolina, 27518 USA (hereinafter referred to as “Licensee”).
WITNESSETH:
WHEREAS, Licensor has developed a cephalosporin antibiotic known as Cefditoren Pivoxil; and
WHEREAS, Licensor and Purdue Pharmaceutical Products L.P. (“Purdue”) entered into the License Agreement dated March 20, 2003 (“Purdue License Agreement”) wherein Licensor granted to Purdue a license to manufacture and commercialize the product containing Cefditoren Pivoxil in the United States, Puerto Rico and Canada; and
WHEREAS, under the Purdue License Agreement, Purdue has acquired and owns certain registrations for the product containing Cefditoren Pivoxil in the United States and has conducted marketing activities for such product in the United States; and
WHEREAS, Licensor and Purdue entered into the Settlement Agreement dated March 31, 2006, pursuant to which, the Purdue License Agreement will terminate effective upon the earlier to occur of the date on which Licensor and a new partner introduced by Purdue enter into a license agreement with respect to the product containing Cefditoren Pivoxil in the United States or October 31, 2006; and

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

WHEREAS, Licensee is a new partner introduced by Purdue; and
WHEREAS, Licensor and Licensee entered into the Confidentiality Disclosure Agreement dated September 1, 2006 (the “Confidentiality Disclosure Agreement”) to enable Licensee to evaluate its interest in obtaining a license from Licensor for commercializing the product containing Cefditoren Pivoxil in the United States; and
WHEREAS, as a result of the said evaluation, Licensee has indicated its desire to obtain an exclusive license to commercialize the product containing Cefditoren Pivoxil in the United States with benefits of the transfer of the registrations for such product from Purdue, and Licensor is willing to grant such license to Licensee; and
WHEREAS, Licensor and Licensee entered into the Letter of Intent dated September 13, 2006 (“Letter of Intent”) to confirm their intent to enter into a license and supply agreement for the product containing Cefditoren Pivoxil in the United States and to set forth basic terms and conditions for such agreement; and
WHEREAS, after further discussion and negotiation, Licensor and Licensee have reached agreement on detailed terms and conditions for such license and supply agreement.
NOW, THEREFORE, it is hereby agreed by the parties hereto as follows:
Article 1. Definitions
For the purpose of this Agreement, the following terms shall have the following meanings:
(a)	The term “API” shall mean Compound in amorphous powder form ready to be formulated.
(b)	The term “API Specifications” shall mean the specifications and analytical method relating to the API attached hereto as Annex A.

(c)	The term “Compound” shall mean a cephalosporin antibiotic known as Cefditoren Pivoxil (INNM) developed and invented by Licensor.

(d)	The term “Launching Date” shall have the meaning as set forth in Paragraph 2 of Article 4.

(e)	The term “Net Sales” shall mean the amount invoiced by Licensee for the sale of the Product to customers in the Territory less: (i) cash, trade and quantity discounts allowed; (ii) credits and allowances for returns, rejections and chargebacks; (iii) costs incurred for freight, insurance and transportation; (iv) sales and use taxes, duties or other government tariffs and other similar taxes incurred and government mandated rebates; and (v) estimated contract rebates and bid rebates (which shall be adjusted to reflect actual rebates on a periodic basis); all of which shall be determined in accordance with U.S. generally accepted accounting practices.

(f)	The term “Patents” shall mean (i) all U.S. patents listed in Annex B attached hereto and (ii) all other patents relating to the Compound and/or the Product which Licensor may obtain in the Territory during the term of this Agreement.

(g)	The term “Product” shall mean the pharmaceutical product containing the Compound as an active ingredient in the finished form suitable for use by ultimate customers, as identified by the Product Registrations.

(h)	The term “Product Registrations” shall mean the registrations of the Product granted by the United States Food and Drug Administration, as listed in Annex C attached hereto.

(i)	The term “Technical Information” shall mean pre-clinical and clinical data and other technical and scientific data, know-how and information pertaining to the Compound and the Product which are available to Licensor as of the date of this Agreement or will subsequently be available to Licensor during the term of this Agreement and which are useful or necessary for due performance of this Agreement, including all data, know-how and information heretofore furnished to Licensee by Licensor under the Confidentiality Disclosure Agreement. Technical Information shall not include any technical information and know-how pertaining to the manufacturing process or method of the Compound.

(j)	The term “Territory” shall mean the United States, its territories and possessions, including Puerto Rico.

(k)	The term “Trademark” shall mean “SPECTRACEF®” owned by Licensor in the Territory.
Article 2. Grant of License
1. Subject to the terms and conditions set forth below, Licensor hereby grants Licensee, and Licensee hereby accepts from Licensor, an exclusive license to manufacture or have manufactured the Product from the API supplied by Licensor and to offer to sell, sell, and have sold such Product in the Territory under the Patents, the Technical Information and the Product Registrations.
2. Licensee shall have the right to co-promote the Product in the Territory with a third party approved by Licensor in writing and in advance. In the event that Licensee desires to enter into co-promotion arrangements with any third party, Licensee shall notify Licensor of details of such third party including information showing such third party’s ability to co-promote the Product and shall seek Licensor’s written approval, such approval not to be unreasonably withheld or delayed.
Article 3. Supply of Technical Information
1. Within thirty (30) days after the execution of this Agreement, Licensor shall furnish Licensee with the Technical Information which Licensor deems useful or necessary for due performance of this Agreement. The information will be updated from time to time during the term of this Agreement.
2. Further, from time to time during the term of this Agreement, Licensor shall furnish Licensee with additional Technical Information then available to Licensor to the extent that such Technical Information is deemed by Licensor as useful or necessary for due performance of this Agreement.
3. Should, during the term of this Agreement, it become evident that any data or information not then available to Licensor is necessary for due performance of this Agreement, then the parties hereto shall, in good faith, consult with each other with respect thereto.
4. During the term of this Agreement, Licensee shall furnish Licensor without charge, for unrestricted use by Licensor and/or its licensees, with all data and information obtained or acquired by Licensee relating to or necessary for use of the Compound and the Product as a pharmaceutical product.
Article 4. Transfer of Product Registrations — Launch
1. Promptly upon execution of this Agreement, Licensor shall instruct Purdue to transfer the holder status of the Product Registrations to Licensee free of charge. If the holder status of the Product Registrations has already been transferred from Purdue to Licensee prior to execution of this Agreement as permitted by the Letter of Intent, Licensor shall admit that the holder status of the Product Registrations has been transferred from Purdue to Licensee.

2.
(a)	Within sixty (60) days after completion of transfer of the holder status of the Product Registrations from Purdue to Licensee or, if the holder status of the Product Registrations has already been transferred from Purdue to Licensee prior to execution of this Agreement, then within sixty (60) days after execution of this Agreement, Licensee shall commence promotion of the Product in the Territory.

(b)	If Licensee has purchased or subsequently purchases the Product from Purdue, Licensee may immediately initiate sale of such Product in the Territory. Licensee shall have no liability for and no obligation to accept any return of Product sold by Purdue or any other party prior to the effective date of this Agreement.

(c)	The “Launching Date” means the earlier of (i) January 1, 2007 or (ii) the date that Licensee receives samples of the Product in form and quantity suitable for detailing physicians. The Launching Date shall be confirmed in writing between Licensor and Licensee promptly upon occurrence thereof.
Article 5. License Fee and Royalty Payment
1. In consideration for the licenses granted to Licensee under Article 2, Licensee shall pay to Licensor a non-refundable license fee (hereinafter referred to as the “License Fee”) in the total amount of US$6,000,000 payable in the following installments:
1st payment: US$250,000 within thirty (30) days after execution of this Agreement,

2nd payment: US$1,000,000 on the first anniversary date of this Agreement,

3rd payment: US$1,000,000 on the second anniversary date of this Agreement,

4th payment: US$1,000,000 on the third anniversary date of this Agreement,

5th payment: US$1,250,000 on the fourth anniversary date of this Agreement,

6th payment: US$1,500,000 on the fifth anniversary date of this Agreement.
If, at any time until the fifth anniversary date of this Agreement, a generic Cefditoren is launched in the Territory, then Licensee shall be released from the obligation to pay the portion of the

License Fee that comes due after such generic launch and the minimum purchase requirements under Article 8 shall no longer apply.
2. In consideration for the licenses granted to Licensee under Article 2, Licensee shall pay to Licensor a running royalty of [***] percent ([***] %) of the Net Sales of the Product for a period often (10) years from the Launching Date. If Licensee sells the Product before the Launching Date, Licensee shall pay to Licensor a running royalty of [***] percent ([***] %) of the Net Sales of the Product generated from such sales as well.
3. Licensee shall pay the running royalty to Licensor in the currency of United States Dollar within sixty (60) days after the end of each calendar quarter. Each payment of the running royalty shall be accompanied by a statement which sets forth the gross sales, the Net Sales, the quantity of the Product sold and the running royalty payable for the applicable calendar quarter.
4. Licensee shall keep and maintain books and records relating to sales of the Product made under this Agreement so that the running royalty payable and the royalty statement may be verified. Upon thirty (30) days’ prior written notice to Licensee, on a day and at a time reasonably acceptable to Licensee during normal business hours, Licensor may audit such books and records through an independent certified public accountant selected by Licensor and accepted by Licensee, which approval shall not be unreasonably withheld. Such certified public accountant shall execute a written non-disclosure agreement reasonably acceptable to Licensee. Such audit shall occur no more often than once any calendar year and shall be limited to such of Licensee’s records as may be necessary to determine, in respect of any calendar quarter ending not more than three years prior to the date of such request, the correctness of any report and/or payment made under this Agreement. Expenses for such certified public accountant shall be borne by Licensor, provided that if such audit reveals more than five percent (5%) underpayment of the running royalty payable, expenses for said accountant shall be borne by Licensee.
5. The License Fee and the running royalty due Licensor hereunder shall be paid by remitting to the bank account designated by Licensor.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Article 6. Notice of Adverse Reactions
With respect to details of the mechanism and procedures for notice of adverse reactions regarding the Product, Licensor and Licensee shall enter into a separate agreement in writing.
Article 7. Supply of API
1. Subject to the terms and conditions of this Agreement, Licensor shall sell the API to Licensee, and Licensee shall purchase the API exclusively from Licensor during the term of this Agreement.
2.	Supply Price of API

(a)	For the first year from the Launching Date, the supply price of API shall be [***]/kg (potency) C.I.P. San Juan, or such other destination as may be agreed by Licensor and Licensee (which agreement shall not be unreasonably withheld), by air and shall be subject to the adjustment based on the foreign exchange fluctuation set forth in (c) below.

(b)	On or before the first date of each and every six (6) month period after the first year from the Launch Date, Licensee shall provide Licensor with an updated Licensee’s ex-factory price of the Product. Effective on the first date of each and every such six (6) month period, the supply price of subsequent purchases of API shall be revised to be the greater of (i) [***]/kg (potency) or (ii) the supply price of API calculated in accordance with the following formula, subject to the adjustment based on the foreign exchange fluctuation set forth in (c) below:
Future Supply Price of API = {{[0.5] x [(the updated Cornerstone’s ex-factory price of the Product divided by the previous Cornerstone’s ex-factory price of the Product) – (1)]} + 1} x {current supply price of API}

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

(c)	In the event that the exchange rate of the US$ to the Japanese Yen as of the date on which any firm written order for the API is placed by Licensee (the “Exchange Rate”) fluctuates more than [***] above or below the exchange rate of US$l=Japanese Yen

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[***], then the supply price of API in respect of such order shall be adjusted in accordance with the following formula:
Supply Price of API Adjusted by Exchange Rate={[(current supply price of API x Japanese Yen [***]/US$) + (current supply price of API x the Exchange Rate)] divided by 2} divided by the Exchange Rate
(d) In the event that the transactions of API are not feasible for Licensor and/or Licensee from an economical reason(s) with the supply price of API which is generated from the calculation method described in above (b) and/or (c) and it is deemed that Licensor and/or Licensee is unable to continue the transactions of API from the said reason(s), Licensor and Licensee shall discuss in good faith measures to be taken to cope with such situation, such measures may include sourcing API from third-party manufacturers.
(e) The payment terms for the API for one-year period from the Launching Date shall be advance payment by T.T. remittance to the bank designated by Licensor. Thereafter, the payment terms for the API shall be by Letter of Credit confirmed by a first-class bank within thirty (30) days after B/L date.
3. Licensee shall place a firm order for the API at least three (3) months prior to a desired shipping date for the API. Licensor shall use commercially reasonable efforts to ship API within five (5) days of the desired shipping date and in amounts not less than ninety five percent (95%) of the amount ordered. By the first day of each month, Licensee shall submit to Licensor a non-binding six (6) months rolling purchasing forecast of the API which shall be the best estimates of Licensee but which shall not be binding upon Licensee.
4. One quantity unit for an order for the API shall be 320kg (potency).
Article 8. Minimum Purchase of AP

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

For each year during the five (5) year period from the Launching Date, Licensee shall agree to purchase the API from Licensor sufficient to support the targeted gross sales of the Product listed below.
Year 1 - $8,000,000

Year 2 - $11,000,000

Year 3 - [***]

Year 4 - [***]

Year 5 - [***]
The minimum purchase quantity in each year shall be set at 80% of the quantity of API required to produce the Product in the quantity equivalent to the respective targeted sales above. However, with respect to Year 1, if Licensee purchases the Product of 60ct 200mg tablets/bottle from Purdue, the quantity of API equivalent to such Product purchased from Purdue shall be deducted from the minimum purchase quantity in Year 1. If Licensee’s purchases of API are less than the annual minimum purchase quantity defined above, Licensee shall pay to Licensor an amount calculated in accordance with the following formula:
(Minimum Purchase Quantity — Actual Purchase Quantity) x Then Current API price x 50%
In addition to the above mentioned payment, in case it is deemed that Licensee is not able to achieve the above targeted gross sales in any year of the above five (5) year period, Licensor and Licensee shall discuss in good faith measures to be taken to cope with such situation, which may include Licensee changing an existing co-promotion agreement or entering into a new co-promotion arrangement to co-promote the Product with Licensee.
Article 9. Sales Promotion
1. Licensee agrees to do all reasonable efforts to obtain the largest possible sales turnover of the Product in the Territory.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

2. Licensee shall promote at its own expense the sale of the Product efficiently and continuously by, for example, distributing scientific literature and samples, by advertising in professional publications, by detailing doctors and hospitals, and by any other suitable means.
Article 10. Sales Report
Licensee shall, within thirty (30) days after the end of each quarter, submit to Licensor a quarterly sales report showing quantity of the Product sold during the preceding quarter and quantity of stock of the Product.
Article 11. Trademark
1. Subject to the terms and conditions set forth below, Licensor hereby grants Licensee an exclusive and non-transferable (except as permitted pursuant to Paragraph 2(a) of Article 15) license to use the Trademark for or in connection with sale and promotion of the Product in the Territory, and Licensee agrees to use the Trademark for such purpose. Notwithstanding the foregoing, Licensee shall be permitted to grant co-promotion partners (approved by Licensor under Paragraph 2 of Article 2) the right to use the Trademark in connection with the sale and promotion of the Product. Licensor represents that as of the date of this Agreement, Licensor has no actual knowledge that use of the Trademark in connection with the sale and promotion of the Product by Licensee in the Territory will infringe any third party rights. In addition, Licensee shall be permitted to use any Uniform Resource Identifier (“URI”) or domain names that correspond to the Product in the Territory, and to control the content of any resources intended for viewing in the Territory accessed under such URI or domain names on the World Wide Web, provided that in respect of the use of each URI or domain name, Licensee shall obtain prior written approval from Licensor.
2. Licensee acknowledges that the Trademark shall always remain the property of Licensor. Licensor shall be exclusively responsible for the payment of the maintenance costs of the Trademark. Licensee shall not do anything which is likely to diminish or impair the image and value of the Trademark. With respect to use of the Trademark, Licensee shall comply with all instructions given by Licensor.
3. Licensee shall furnish Licensor with copies of its representative promotional materials, packages and package insertions to be used for the Product for Licensor’s inspection and approval in advance of the distribution by Licensee in the Territory. If within five (5) business days after receipt of such materials by Licensor or its designee, Licensor does not inform Licensee in writing of its decision, such material shall be considered as approved by Licensor.
The inspection and approval referred to in the previous paragraph shall be limited to verifying the correct use of the Trademark in the promotional materials and shall not be unreasonably withheld.
4. Should it come to the knowledge of Licensee that the Trademark is disputed or infringed by any third party in the Territory, Licensee shall promptly inform Licensor thereof and shall give Licensor, when so requested by Licensor, every reasonable assistance, at Licensor’s expense, in taking appropriate steps as deemed necessary by Licensor to protect the Trademark.
5. If any legal proceedings are brought or threatened against Licensee or its customers in the Territory alleging that the use of the Trademark for sale and promotion of the Product in the Territory infringes any rights of a third party, Licensor agrees to indemnify and hold harmless Licensee against such proceedings on condition that:
(i) Licensee shall promptly notify Licensor of the institution or threat of such proceedings in order that Licensor may have the maximum amount of time to prepare a proper response or defense;
(ii) Licensor shall have the right to manage and control all aspects of responding to and defending such proceedings or threatened proceedings including selection of lawyers in all phases of litigation;

(iii) Licensee shall, upon Licensor’s request and at Licensor’s expense, fully cooperate with Licensor in responding and defending such proceedings or threatened proceedings;
(iv) Licensee shall not without Licensor’s written consent:
(A)	make any admission of liability to the third party in respect of such proceedings or threatened proceedings; and

(B)	make or purport to make any settlement of such proceedings or threatened proceedings; and
(v) If either Licensor or Licensee concludes on the basis of an opinion provided by its legal counsel that continued use of the Trademark would violate a third party’s rights, Licensor shall designate a different trademark for use by Licensee. If Licensee agrees to use such substitute trademark designated by Licensor, the license granted to Licensee under Paragraph 1 of Article 11 shall be understood to apply to the substitute trademark. If Licensee does not agree to use such substitute trademark designated by Licensor, then each of Licensor and Licensee shall have the right to terminate this Agreement, provided that upon termination by either party, Licensor shall buy back the Product and the API then remaining in Licensee’s stock in good conditions at the cost price.
Further, in the event of such proceedings or threatened proceedings, if Licensee agrees to continue sales of the Product under a substitute trademark designated by Licensor, Licensor shall be responsible for all costs required for such change of trademark.
Article 12. Patent
1. Licensor makes no warranty that purchase, possession, use or sale of the Product by Licensee in the Territory will not infringe any third party patents. However, Licensor represents that as of the date of this Agreement, Licensor has no actual knowledge that purchase, possession, manufacture, use or sale of the Product by Licensee in the Territory will infringe any third party patents. If any legal proceedings are brought or threatened against Licensee or its customers in the Territory alleging that the sale or offer for sale by Licensee in the Territory of the Product infringes any patent of a third party, Licensor agrees to indemnify and hold harmless Licensee against such proceedings on condition that;
(i) Licensee shall promptly notify Licensor of the institution or threat of such proceedings in order that Licensor may have the maximum amount of time to prepare a proper response or defense;
(ii) Licensor shall have the right to manage and control all aspects of responding to and defending such proceedings or threatened proceedings including selection of lawyers in all phases of litigation. Licensee shall be entitled to participate in such proceedings or threatened proceedings through counsel of its own choosing and at its own expense, but shall not control the defense of such proceedings or threatened proceedings;
(iii) Licensee shall, upon Licensor’s request and at Licensor’s expense, fully cooperate with Licensor in responding to and defending such proceedings or threatened proceedings;
(iv) Licensee shall not without Licensor’s written consent:
(A)	make any admission of liability to the third party in respect of such proceedings or threatened proceedings; and

(B)	make or purport to make any settlement of such proceedings or threatened proceedings.
If any legal proceedings are brought or threatened against Licensee or its co-promoter or their customers in the Territory alleging that the sale or offer for sale by Licensee in the Territory of the Product infringes any patent of a third party, and Licensee and Licensor cannot resolve the matter to their mutual satisfaction within six (6) months, then each of Licensor and Licensee shall have the right to terminate this Agreement, provided that upon termination Licensor shall buy back the Product and the API then remaining in Licensee’s stock in good conditions at the cost price.
2. Should it come to the knowledge of either party that any of the Patents is disputed or infringed by any third party in the Territory, the party learning of the infringement or dispute shall promptly inform the other party. Licensee shall give Licensor, when so requested by Licensor, every assistance in taking appropriate steps as deemed necessary by Licensor to protect the Patents. Licensor shall have the first right, but not the obligation, to initiate an action to terminate infringement of the Patents at its expense. If Licensor does not initiate such infringement action within sixty (60) days after being informed by Licensee of infringement, Licensee shall have the right, but not the obligation, to initiate such infringement action. The party who does not initiate such infringement action shall fully cooperate with the initiating party in pursuing such infringement action. Any damages or other monetary awards recovered from an infringer by the Licensor in such infringement action shall, after deducting therefrom reasonable out-of-pocket expenses incurred by Licensor (including attorney’s fees), be shared equally by the parties. Any damages or other monetary awards recovered from an infringer by Licensee in such infringement action shall be retained by Licensee.
3. The parties shall cooperate with each other in connection with any claim, suit or proceeding brought under either Paragraph 1 or Paragraph 2 above, and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.
4. Licensor shall have the sole right and discretion to file, prosecute and maintain the Patents, provided, however, that if Licensor desires to abandon the prosecution of any patent application or the maintenance of any patent in the Patents, Licensor shall, upon Licensee’s request, assign such patent application or patent to Licensee so that Licensee may prosecute such patent application or maintain such patent in its name and at its expense. Any such patent application or patent assigned to Licensee shall be excluded from the Patents.
Article 13. Warranty and Limited Liability for the API

1. Licensor shall warrant that the API supplied by it is manufactured in accordance with applicable cGMP Rules and, when delivered to San Juan or such other destination agreed by Licensor and Licensee, conforms to the API Specifications.
2. Licensor shall submit to Licensee with each consignment of the API supplied a certificate signed by the quality assurance director of the Licensor setting out the results of the analysis of that consignment confirming that it is in conformity with the API Specifications and has been manufactured in accordance with applicable cGMP.
3. Within thirty (30) days after receiving the API, Licensee shall conduct diligent inspection of the API. If Licensee, upon such inspection, finds that the API does not conform to the API Specifications, Licensee shall so notify Licensor in writing with detailed reasons accompanied by samples of the defective API within the said thirty (30) days period. In the event that the non-conformance of the API with the API Specifications is confirmed by Licensor upon its inspection of the said samples, Licensor shall, at its expense, replace the non-conforming API or, if replacement API is not then available, refund the purchase price paid for the non-conforming API, at no additional cost to Licensee. Should there arise disputes between Licensor and Licensee with respect to the conformance or non-conformance of the API with the API Specifications, both parties shall jointly analyze, or if such joint analysis is not practical, shall have a third party acceptable to Licensor and Licensee, whose determination shall be binding and conclusive upon the Parties, analyze to see if the API actually fails to conform to the API Specifications. In the event that the non-conformance of the API to the API Specifications is finally confirmed by such joint analysis, or as the case may be, third party analysis, Licensor shall replace the non-conforming API or, if replacement API is not then available, refund the purchase price paid for the non-conforming API. Costs arising from the third party analysis shall be borne by the party whose results were found incorrect.
4. In the event that Licensee does not notify Licensor of non-conformance of the API to the API Specifications within the thirty (30) days period as provided for in Paragraph 3 above, Licensor shall be released from any claim with respect to non-conformance to the API

Specifications for the API supplied. Notwithstanding the foregoing, with respect to a claim for a “latent defect”, the Licensee may make a claim for a period of one (1) year after receipt of the API. The term “latent defect” used herein shall mean a defect in the API that results in the API not conforming to the API Specifications and that was not discoverable with reasonable and diligent inspection of the API, excluding a defect that was caused by improper storage or mishandling of the API by Licensee or any third party after receipt of the API by Licensee.
5. Licensor shall indemnify, defend and hold Licensee harmless against any and all actions, suits, claims, demands, prosecutions, product liabilities, costs and expenses, arising out of breach of this Agreement by Licensor or out of any claims or suits by any third party due to a defect in the API if and to the extent that such a defect is attributable to Licensor in the manufacture of the API.
6. Except for the case provided in paragraph 5 above (or as otherwise provided in this Agreement, including in Paragraph 5 of Article 11 and Paragraph 1 of Article 12), Licensee shall indemnify, defend and hold Licensor harmless against any and all actions, suits, claims, demands, prosecutions, product liabilities, costs and expenses, arising out of breach of this Agreement by Licensee or out of any claims or suits by any third party based on or resulting from use of the API and manufacture, use, marketing, distribution or sale of the Product by Licensee. Notwithstanding the foregoing, if any third party claims that the Product caused adverse reactions or other personal injury notwithstanding that the Product was manufactured in strict compliance with the API Specifications, the specifications approved by the FDA and applicable cGMP and was not adulterated, misbranded, mishandled or otherwise deteriorated by acts or omissions of Licensee or other parties, Licensee shall have no obligation to indemnify Licensor for such claims and Licensee shall have the right to deduct fifty percent (50%) of any costs incurred by Licensee in connection with such claims from the License Fee and a running royalty otherwise payable to Licensor under this Agreement.
7. In the event of any recall of the Product sold by Licensee, Licensee shall have primary responsibility for such recall. Licensor shall cooperate with Licensee in connection with any such recall. Costs incurred in connection with such a recall shall be allocated by the parties consistent with the preceding Paragraphs 5 and 6.
8. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY; provided, however, that this Paragraph shall not be construed to limit either party’s indemnification obligations under Paragraph 5 or 6 above.
Article 14. Secrecy
1. During the term of this Agreement and for a period often (10) years after the expiration or termination of this Agreement or the expiration of the last-to-expire of the Patents, whichever comes later, Licensee shall keep as strictly confidential all parts of the Technical Information furnished by Licensor under this Agreement including all data, know-how and information which have heretofore been furnished under the Confidentiality Disclosure Agreement and shall not disclose any of them to any third party without the prior written consent of Licensor; provided, however, that the disclosure to clinicians, government officials, Licensee’s employees in charge and a co-promoter approved by Licensor shall be allowed insofar as such disclosure is specifically required for due performance of this Agreement and such disclosure is limited within a reasonable extent, and provided that in the event of disclosure to such co-promoter, Licensee shall ensure that such co-promoter shall comply with secrecy obligations not less stringent than those set forth herein.
2. The secrecy obligations set forth in Paragraph 1 above shall not be applicable to any information which (a) is now or later becomes, through no fault of Licensee, published or otherwise generally available to the public, (b) was known to Licensee from sources other than Licensor or its affiliates prior to disclosure by Licensor if such prior knowledge is evidenced by written records made by Licensee prior to such disclosure or (c) is lawfully acquired by Licensee from a third party without a duty of confidentiality to Licensor or its affiliates.

3. The secrecy obligations under the Confidentiality Disclosure Agreement, shall be superseded by the secrecy obligations set forth in this Article 14.
4. Notwithstanding anything herein to the contrary, Licensee shall have the right to disclose the existence and terms of this Agreement on a confidential basis to actual and prospective investors, funding sources, merger partners and professional advisers in connection with any such transaction, provided that Licensee shall obtain from those parties written undertaking to keep the existence and terms of this Agreement confidential.
Article 15. Termination
1.	This Agreement may be terminated by either party as follows:
(a)	In the event of any payment default or any other default, or failure to perform any, of the material terms or provisions of this Agreement by either party, the aggrieved party shall be entitled to terminate this Agreement forthwith if such default or failure remains unremedied for sixty (60) days after the aggrieved party has sent to the defaulting party a written notice specifying such default or failure and requiring the same to be remedied. Termination right set forth herein shall be in addition to any other remedies available at law, including recovery of damages suffered as a result of the breach.
(b)	In the event that relevant procedures shall be commenced for bankruptcy, insolvency, receivership, liquidation or winding up of either party, the other party may forthwith terminate this Agreement by a written notice to that effect.
2. Licensor shall be entitled to immediately terminate this Agreement by written notice in any of the following events:
(a)	If all or substantially all of the assets of Licensee related to this Agreement are transferred to an unaffiliated third party or if the majority of the voting shares in Licensee shall be acquired by an unaffiliated third party or if Licensee shall be merged or consolidated with an unaffiliated third party (hereinafter referred to as the “Change of Control”), without written consent of Licensor, provided, however, that Licensor shall not unreasonably withhold giving such written consent to the Change of Control if (A) Licensee shall provide Licensor a written summary in reasonable details of the expected effect of the Change of Control on this Agreement, (B) such unaffiliated third party who acquires the assets or voting shares of Licensee or with whom Licensee is merged or consolidated shall provide Licensor with a written undertaking agreeing to assume and succeed to all of Licensee’s rights and obligations under this Agreement, (C) Licensee provides Licensor with audited financial statements that reflect that such unaffiliated third party is in a sound financial status at least equal to that of Licensee or otherwise sufficient to perform this Agreement, and (D) Licensee provides Licensor with written certification that such unaffiliated third party is not then selling directly or through its affiliate(s) any oral cephalosporin product in the Territory. Licensor shall provide written notice of either consent or objection within thirty (30) days of Licensee’s request for consent. If Licensor does not provide either consent or a notice of objection within such 30-day period, Licensor shall be deemed to have granted consent. If Licensor provides a notice of objection notwithstanding that the conditions (A) through (D) set forth above are all met, then (1) the parties shall discuss in good faith if the objection identified by Licensor in the said notice is reasonable and (2) unless otherwise agreed by the parties within thirty (30) days, each of Licensor and Licensee shall have the right to terminate this Agreement.
(b)	If there shall be discontinuance for any reason of the commercial sale of the Product by Licensee for a period of sixty (60) days or more unless such discontinuance is due to a force majeure event, or due to a failure or delay in supplying the API by Licensor; or
(c)	If Licensee and/or its co-promoter promotes, markets or sells in the Territory any pharmaceutical product of the same IMS therapeutic class as the Product (USC 5 15130 (cephalosporins and related)), except for the pharmaceutical products which have already been marketed in the Territory by Licensee and/or its subsidiaries as of the date of this Agreement.

3. If a generic Cefditoren is launched in the Territory and Licensee’s sales amount of the Product is substantially lessened as a result of such generic launch, Licensee may terminate this Agreement by giving Licensor written notice at least two hundred seventy (270) days prior to such termination. Notwithstanding the preceding sentence, Licensee may not terminate this Agreement within five (5) years from the Launching Date.
4.	Upon termination of this Agreement:
(a)	Licensee shall immediately cease to sell the Product in compliance with the regulatory regulations in the Territory. Provided, however, that should this Agreement be terminated by Licensee for causes attributable to the responsibility of Licensor set forth in Paragraph 1 above or due to Licensor’s refusal to grant consent pursuant to Paragraph 2(a) above, Licensee shall have the right to continue to sell the Product then remaining in its stock and/or manufacture the Product from the API then remaining in its stock and sell such Product, in each case for a period of one hundred eighty (180) days after termination of this Agreement and to use the Trademark in connection with such sales of the Product.
(b)	Licensee shall forthwith return to Licensor all the Technical Information and other information supplied by Licensor under this Agreement and all copies thereof, and Licensee shall not retain any copies thereof and shall not thereafter make use of any such information in any manner or for any purpose.
(c)	Licensee shall, as Licensor may direct, transfer the Product Registrations to Licensor or its nominee, free of charge, on request of Licensor.
(d)	Any obligation to pay the unpaid portion of the License Fee ends, except where this Agreement is terminated by Licensor due to a breach of this Agreement by Licensee under Paragraph 1 of Article 15.
Article 16. Term

This Agreement shall come into full force and effect upon execution hereof by both parties and shall, unless earlier terminated pursuant to Article 15, continue to be in full force and effect until expiration often (10) years form the Launching Date. Thereafter, this Agreement shall be automatically renewed for subsequent one (1) year periods each unless either party gives to the other party a written notice not to renew at least six (6) months prior to the expiration of the initial term or, as the case may be, the renewal term(s).
Article 17. Survival
Termination or expiration of this Agreement shall not release either party hereto from any obligations or liabilities which have already accrued to the other party at the time of termination or expiration. For clarification, no part of the License Fee that would be due after expiration or termination shall be payable after expiration or termination, except that if this Agreement is terminated by Licensor due to the breach of this Agreement by Licensee under Paragraph 1 of Article 15, Licensee shall continue to be obligated to pay the unpaid portion of the License Fee. Further, provisions set forth in Paragraph 5 of Article 11 (Trademark), Paragraph 1 of Article 12 (Patent), Article 13 (Warranty and Limited Liability for the API), Article 14 (Secrecy), Paragraph 4 of Article 15 (Termination), and Article 21 (Arbitration and Governing Law) shall survive and continue to be effective after termination or expiration of this Agreement.
Article 18. Representations and Warranties
1.	Licensor represents and warrants that:

(a)	Licensor has the authority to grant to Licensee the licenses set forth in this Agreement and to enter into this Agreement and to perform Licensor’s obligations hereunder;

(b)	This Agreement has been duly executed and delivered by Licensor and constitutes a legal, valid and binding obligation enforceable against Licensor in accordance with its terms; and

(c)	Licensor is not a party to any outstanding agreements, assignments, covenants or encumbrances in existence inconsistent with the provisions of this Agreement and Licensor shall not enter into such agreements, assignments, covenants or encumbrances during the term of this Agreement.
2.	Licensee represents and warrants that:
(a)	Licensee has the authority to enter into this Agreement and to perform Licensee’s obligations hereunder;
(b)	This Agreement has been duly executed and delivered by Licensee and constitutes a legal, valid and binding obligation enforceable against Licensee in accordance with its terms; and
(c)	Licensee is not a party to any outstanding agreements, assignments, covenants or encumbrances in existence inconsistent with the provisions of this Agreement and Licensee shall not enter into such agreements, assignments, covenants or encumbrances during the term of this Agreement.
Article 19. Non-assignability
This Agreement and any rights and obligations thereunder shall not be assignable or transferable by either party, except as permitted pursuant to Paragraph 2 (a) of Article 15, to any third party without prior written consent of the other party.
Article 20. Force Majeure
There shall be no breach or violation of this Agreement if either party is delayed or prevented from fulfilling its obligations hereunder due to war, revolution, strike, labor conflict, riot, fire, flood, earthquake, explosion, natural calamity, embargo, compliance with any law or governmental order, Act of God and any other causes beyond its reasonable control, provided that such impeded party shall promptly notify the other party of the nature and expected duration of such force majeure event and shall use its reasonable endeavor to remove such force majeure event. If Licensor fails to supply the API due to force majeure event, then the quantity of the API which Licensor fails to supply shall be reduced from the annual minimum purchase quantity for the purpose of the minimum purchase requirements pursuant to Article 8. If such force majeure event preventing Licensor from supplying the API continues for more than four (4) months, Licensor and Licensee shall discuss in good faith measures to be taken to cope with such situation, such measures may include sourcing the API from third-party manufacturers. If Licensee is required to obtain API from another source, Licensor shall cooperate to facilitate such arrangement.
Article 21. Arbitration and Governing Law
All disputes, controversies or differences which may arise between the parties in relation to or in connection with this Agreement, or the breach thereof, shall be finally settled by arbitration to be conducted in English in accordance with the Arbitration Rules of the International Chamber of Commerce by a single arbitrator appointed in accordance with the said Rules. The arbitration shall be held in Geneva, Switzerland and the governing law shall be the laws of Switzerland. The award rendered by the arbitrator shall be final and binding upon both parties.
Article 22. Severability
If any provision of this Agreement is held invalid or unenforceable by a court or other governmental authorities of competent jurisdiction, then such provision shall be construed, to the extent feasible, so as to render such provision valid and enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement. The remainder of this Agreement shall remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either party. In such event, the parties shall negotiate, in good faith, and substitute a valid and enforceable provision that most nearly implements the parties’ intent in entering into this Agreement.

Article 23. Entire Agreement
This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, either oral or written, including the Confidentiality Disclosure Agreement and the Letter of Intent. This Agreement may be amended only by a written instrument duly signed by both parties.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Meiji Seika Kaisha, Ltd.	Cornerstone BioPharma Inc.

/s/ Ryuzo Asada Ryuzo Asada	/s/ Craig Collard Craig Collard
Vice President	President and CEO
International Headquarters
Pharmaceuticals

Annex A
Specifications and Analytical Methods of the API
[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 1 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
1.	SPECIFICATION

Description:
Color	a light yellow color
Form	powder

[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 2 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]
2. TEST METHOD
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 3 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 4 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 5 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 6 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 7 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 8 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 9 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 10 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 11 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 12 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 13 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

[1207]-0945-V3

MEIJI SEIKA KAISHA, LTD.

Bulk Cefditoren Pivoxil (RCF)	Page 14 of 14
Date of issue October 29, 1999

SPECIFICATIONS AND TEST METHOD	Original doc. No.
40-23-023-CFB0000-00-V01
[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Annex B
List of Patents

Application No.	Filed	Patent No.	Date of Patent
(1)36124	April 7, 1987	4839350	June 13, 1989
(2) 19172	February 26, 1987	4918068	April 17, 1990
(3)09/051318	October 14, 1996	5958915	September 28, 1999
(4) 09/269109	Septembers, 1999	6294669	September 25, 2001
(5) 09/854462	May 15, 2001	6441162	August 27, 2002
(6) 09/446380	February 18, 2000	6288223	September 11, 2001

Annex C
Product Registrations
NDA# 021-222 SPECTRACEF (Cefditoren Pivoxil) 200mg Tablet Oral